UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

FIRST ASIA HOLDINGS LIMITED

 (Name of Registrant As Specified In Its Charter)

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$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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Title of each class of securities to which transaction applies:

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2.

Aggregate number of securities to which transaction applies:

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3.

Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

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Proposed maximum aggregate value of transaction

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Total fee paid

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

FIRST ASIA HOLDINGS LIMITED

14th Floor, 6 Knutsford Terrace

Tsim Sha Tsui, Kowloon, Hong Kong

Dear Shareholders:

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and regulation 14C and Schedule C thereunder, this notice and information statement (the “Information Statement”) will be mailed out on or about May 25, 2012 (the “Mailing Date”) to the shareholders of record, as of February 22, 2012 (the “Record Date”), of First Asia Holdings Limited (hereinafter referred to as “we,” “us,” “our,” the “Company”), an Ontario corporation. This Information Statement is being circulated to advise the shareholders of a Special Meeting of the Company’s shareholders that has been called at the request of two shareholders of the Company who collectively own over 5% of the issued and outstanding common stock of the Company.

On behalf of the Company, I cordially invite you to attend the Special Meeting of Shareholders of First Asia Holdings Limited (the “Company”) to be held on June 14, 2012, at 1:00 p.m. local time at 14/F, 6 Knutsford Terrace, Tsim Sha Tsui, Kowloon, Hong Kong, to consider and vote upon the following proposed resolution and concepts that have been proposed by the two shareholders:

1.

To elect Mr. Kuthoor Shanty Bernard to the Board of Directors of the Company as a Director of the Company.

At the meeting there will also be discussion as to whether the Board of Directors of the Company should authorize the following corporate actions proposed by the shareholders:

2.

To conduct a special audit on the sale and transfer of the Company’s wholly owned subsidiary, Melo Biotechnology Limited at the consideration of US$200,000.00 on March 31, 2011; and

3.

To review the Net Asset Value of the Company (HK$70,000,000.00) as stipulated at the Appraisal Report of the Company in or about February 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

You are urged to attend the meeting to assure that your vote is counted.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the meeting. Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy.  Additional information about the Company is contained in its reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

Sincerely,

Luk Lai Ching Kimmy

Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held June 14, 2012

Dear Shareholders,

Notice is hereby given that a Special Meeting of the Shareholders of First Asia Holdings Limited, (the “Company”), will be held on June 14, 2012 at 1:00 p.m. local time at 14/F, 6 Knutsford Terrace, Tsim Sha Tsui, Kowloon, Hong Kong, to consider and vote upon the following proposed resolution which shareholders of the Company intend to present for action at the meeting:

1.

To appoint Mr. Kuthoor Shanty Bernard to the Board of Directors of the Company as a Director of the Company.

At the meeting there will also be discussion as to whether the Board of Directors of the Company should authorize the following corporate actions which shareholders of the Company intend to present for action at the meeting:

2.

To conduct a special audit on the sale and transfer of the Company’s wholly owned subsidiary, Melo Biotechnology Limited at the consideration of US$200,000.00 on March 31, 2011; and

3.

To review the Net Asset Value of the Company (HK$70,000,000.00) as stipulated at the Appraisal Report of the Company in or about February 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

You are urged to attend the meeting to assure that your vote is counted.

Dated as of this 24th day of May, 2012

By Order of the Board of Directors

Luk Lai Ching Kimmy

Chief Executive Officer

FIRST ASIA HOLDINGS LIMITED

14th Floor, 6 Knutsford Terrace

Tsim Sha Tsui, Kowloon, Hong Kong

INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF

FIRST ASIA HOLDINGS LIMITED

To be held on June 14, 2012

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GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of the Shareholders called by two shareholders of the Company to be held at 14/F, 6 Knutsford Terrace, Tsim Sha Tsui, Kowloon, Hong Kong, on June 14, 2012 at 1:00 pm local time, and at any and all postponements, continuations or adjournments thereof (collectively the “Meeting”).  This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to the Company’s shareholders on or about May 25, 2012.

All shares of the Company’s common stock (“Common Stock”), represented either in person or by proxy will be eligible to be voted at the Meeting.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CURRENT INFORMATION ABOUT THE COMPANY

First Asia Holdings Limited, (hereinafter referred to as “We,” “Us,”  “First Asia,” the “Company”, or the “Registrant”) is a publicly traded company whose shares trade on the OTCQB market (the “OTCQB”) under the trading symbol “FAHLF”.   The Company was organized under the laws of Ontario, in March 1993.   Currently, the Company, through its subsidiaries, is carrying on regulated money lending business and construction business in Hong Kong. The Group also owns a 19-storey industrial/commercial building in Hong Kong. The building is leased out for rental income. The Company is located at 14/F, 6 Knutsford Terrace, Tsim Sha Tsui, Kowloon, Hong Kong.

The Chart below depicts the corporate structure of the Company as of the date of this 14-C.  Except for First Asia Estate Limited which is a 60% subsidiary, the Company effectively owns 100% of the capital stock of all subsidiaries.

RECORD DATE

Shareholders of record at the close of business on February 22, 2012 are entitled to notice of the Meeting and to vote at the Meeting.  As of the Record Date, 59,032,584 shares of the Company’s Common Stock (the “Common Stock”) were issued and entitled to vote at the Meeting.

VOTING

As of the date hereof, the Company has outstanding 59,743,584 common shares without nominal or par value, each carrying the right to one vote per share.  As of February 22, 2012 such shares were held by a total of approximately 350 shareholders of record.

In accordance with the provisions of the Ontario Business Corporations Act (the “OBCA” or the “Act”) the Company will prepare a list of shareholders as of the Record Date. In accordance with the voting rights attached to the common shares, each shareholder named in the list will be entitled to vote on all matters coming before the meeting for which such shareholder is entitled to vote, the shares shown opposite his or her name on the list, except to the extent that (i) the shareholder has transferred his or her shares after the Record Date; and (ii) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he or she owns the shares and demands, not later than 10 days before the Meeting, that his or her name be included in the list of shareholders before the Meeting, in which case the transferee will be entitled to vote his or her shares at the Meeting.

The failure of a shareholder to receive the Notice of Meeting does not deprive him or her of the right to vote at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company’s President, who will serve as the Inspector of Elections (the “Inspector”).  The Inspector will also determine whether or not a quorum is present.  In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Act for approval of proposals presented to shareholders.  The Company’s Bylaws and the Act provide that a quorum consists of the holders of a majority of the shares outstanding and entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the provisions of the OBCA concerning voting of shares and determination of a quorum.

PRINCIPAL SHARE OWNERSHIP

The following table sets forth, as of February 22, 2012, certain information with respect to the common stock beneficially owned by (i) each Director and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors and executive officers as a group:

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Common	Luk Lai Ching Kimmy (1) Director, Chairman and Chief Financial Officer 14/F, 6 Knutsford Terrace, Tsim Sha Tsui, Kowloon Hong Kong	-18,000,000-	30.49%
Common	Lee Siew Weng Thomas (1) Director Room A, 1/F, Tontex Building, 2 Sheung Hei Street, Kowloon, Hong Kong	0	0.0%
Common	Huge Team Investments Limited Room A, 1/F, Tontex Building, 2 Sheung Hei Street, Kowloon, Hong Kong	-13,000,000-	22.02%
Common	Sunford Limited Flat A & B, 26/F, Tower 12, Tierra Verde, 33 Tsing King Road, Tsing Yi, New Territories, Hong Kong	-7,712,000-	13.06%
Common Common	Kuthoor Shanty Bernard (3) Flat A & B, 26/F, Tower 12, Tierra Verde, 33 Tsing King Road, Tsing Yi, New Territories, Hong Kong All Directors and executive officers	-7,712,000- -18,000,000-	13.06% 30.49%

(1)

The person listed is currently an officer, a director, or both, of the Company.

(2)

Based upon 59,032,584 shares issued and outstanding

(3)

Includes 7,712,000 shares registered in the name of Sunford Limited, of which Kuthoor Shanty Bernard may be deemed to be the beneficial owner.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of our current officers and directors.  All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.  Officers hold office until the first meeting of directors following the annual meeting of shareholders and until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

The directors and executive officers currently serving the Company are:

Name	Age	Position	Tenure

Luk Lai Ching Kimmy	47	Director, Chairman, Chief Financial Officer	Since April 2011
Lee Siew Weng Thomas	50	Director	Since Jan 2012

Biographical Information

Ms. Luk Lai Ching Kimmy. Ms. Luk Lai Ching Kimmy, age 47, is a director of the Company.  In addition to serving as a director of the Company, she also serves as the executive director of First Asia Strategy Limited, a company whose principal business operations are focused on investment holding.  Ms. Luk Lai Ching Kimmy has over 10 years of experience in marketing and promoting real estate projects in Hong Kong.  She was appointed to the Board of Directors of the Company for her significant experience in the Hong Kong real estate industry. From April 2004 to present, Ms. Luk has been the Vice President of Royal Tactics Consultancy Limited which is located in Hong Kong and is principally engaged in provision of consultancy services in relation to real estate projects. As Vice President of Royal Tactics Consultancy Limited, Ms. Luk was responsible for promoting the implementation and completion of real estate projects in Hong Kong and South East Asia.

Mr. Lee Siew Weng Thomas. Mr. Thomas Lee, age 50, is a non-executive director of the Company.  He is a Canadian resident. In addition to serving as a non-executive director of the Company, he also serves as the executive director of Perfect Trading Company.  From 2005 to present, Mr. Lee has been the executive director of Perfect Trading Company which is located in Hong Kong and is in the business of general trading. As the executive director of Perfect Trading Company, Mr. Lee was responsible for the overall marketing function and for maintaining the extensive network in selling various types of consumer products.

Family Relationships

There are no family relationships between any of the current directors or officers of the Company.

PROPOSED RESOLUTIONS BY SHAREHOLDERS

 TO BE CONSIDERED AT SPECIAL MEETING

At the Special Meeting, Shareholders will consider and vote upon the following resolutions proposed by Shareholders:

1.

To appoint Mr. Kuthoor Shanty Bernard to the Board of Directors of the Company as a Director of the Company.

Biographical Information

Mr. Kuthoor, age 44, is an experienced entrepreneur.  Mr. Kuthoor has over 10 years of experience in management of property investment company. He founded Galaxy Garment Limited in December 2004 which acquired an industrial development project in mid-2005. The project ws eventually completed as a 19-storey building. The entire share capital of Galaxy Garment Limited was sold to First Asia Holdings Limited in late-February 2011 at a consideration of HK$140million.  From incorporation to late-February 2011, Mr. Kuthoor has been the Managing Director of Galaxy Garment Limited who was in charge of the property development project. After his departure from Galaxy Garment Limited, Mr. Kuthoor has maintained his participation in the Hong Kong property market as a private investor in certain real estate units.

To the best knowledge of the Company’s Board, Mr. Kuthoor does not have any other directorships in other US public companies. The Board is not aware of any legal proceedings Mr. Kuthoor has been involved in during the past 5 years which might be material to an evaluation of his ability to serve as a member of the Board of Directors. He has no family relationships to any other officers or directors. On February 28, 2011, Mr. Kuthoor sold all his interest in the capital of Galaxy Garment Limited to a wholly-owned subsidiary of the Company at a consideration of HK$140million. Mr. Kuthoor is the beneficial owner of 7,712, 000 shares of the Company’s common stock which are registered in the name of Sunford Limited, and which represent approximately 13.06% of the Company’s issued issued and outstanding common stock.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing. Significant stock ownership will not, by itself, preclude a board finding of independence.

Based upon the guidelines established by the NASDAQ Stock Market for determining director independence,  Mr. Kuthoor would be deemed to be an independent director if elected to the Company’s board of directors,

Certain Transactions

As reported in a Current Report on Form 8-K dated February 28, 2011, on February 28, 2011, the Company’s wholly owned subsidiary, Vagas Lane Limited (“Vagas”), completed the purchase of all of the issued and outstanding capital stock of Galaxy Garment Limited, a Hong Kong corporation (“Galaxy”), from the shareholders of Galaxy, for a total purchase price of HK$140,000,000 (approximately US$17,979,650).  The purchase price was payable partly in cash (approximately US$2,955,365), partly through assumption of the mortgage loan encumbering the real property owned by Galaxy (approximately US$9,758,430), and partly through issuance of a total of 10,283,000 shares of the Company’s common stock valued at US$5,141,500), or $0.50 per share.

Prior to completion of the purchase transaction described above, Mr. Kuthoor was the beneficial owner of 100% of the issued and outstanding stock of Galaxy.  Accordingly, 100% of the purchase price paid by Vagas for acquisition of Galaxy, was indirectly payable to Mr. Kuthoor through Sunford

Limited.  Pursuant to Clause 3.2 of the Assignment dated December 10, 2010 signed among Mr Kuthoor, Vagas Lane Limited and Paris Sky Limited, that part of consideration to be paid in form of the Company’s shares was settled by issuing 7,712, 000 shares to Sunford Limited, of which Mr. Kuthoor is the beneficial owner, and  2,571,000 shares to Golden Tree Limited, of which Ms Tsoi Tin Kwan is the beneficial owner. .  Accordingly, as a result of the purchase transaction described above, Mr. Kuthoor is the beneficial owner of 7,712,000 shares of the Company’s common stock registered in the name of Sunford Limited, representing approximately 13.06% of the Company’s issued and outstanding common stock, and Mr. Tsoi Tim Kwan is the beneficial owner of 2,571,000 shares of the Company’s common stock registered in the name of Golden Tree Limited, representing approximately_4.36% of the Company’s issued and outstanding common stock.

At the meeting there will also be discussion as to whether the Board of Directors of the Company should authorize the following corporate actions proposed by the shareholders:

2.

To conduct a special audit on the sale and transfer of the Company’s wholly owned subsidiary, Melo Biotechnology Limited by the Company at the consideration of US$200,000.00 on March 31, 2011; and

3.

To review the Net Asset Value of the Company (HK$70,000,000.00) as stipulated at the Appraisal Report of the Company in or about February 2011.

The 2 shareholders who are proposing the foregoing actions are: a) Sunford Limited (owned by Mr. Shanty Bernard Kuthoor) holding 7,712,000 shares; and b) Golden Tree Limited (owned by Ms Tsoi Tin Kwan) holding 2,571,000 shares. The registered address of both companies is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Luk Lai Ching Kimmy, at 14/F, 6 Knutsford Terrace, Tsimshatsui, Kowloon, Hong Kong.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.  Copies of our annual report on Form 10-K (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to the Company at 14/F, 6 Knutsford Terrace, Tsimshatsui, Kowloon, Hong Kong. Copies of all exhibits to the annual reports on Form 10-K are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

By Order of the Board of Directors, Luk Lai Ching Kimmy, Director May 24, 2012